EXHIBIT 10.5

MANAGEMENT AGREEMENT

              This Management Agreement is made as of the 4th day of March, 2009, by and among Eastern Point Communications, LLC, a Massachusetts limited liability company (“Manager”), ubroadcast, inc., a Delaware corporation (“UBCI”), and Britespot, Inc., a Nevada corporation (the “Company”) wholly owned by UBCI.

WHEREAS, the Company has determined to establish a new division, Britespot Telecommunications Sales Division (such new business division being referred to herein as the “Business”), that is to become a wholesaler of minutes to telecommunications companies, particularly within the VoIP industry segment; and

WHEREAS, the Company has determined that it would be in its best interest to hire Manager, in order to assure itself of Manager’s business referrals as it seeks to develop the Business; and

WHEREAS, Manager has extensive experience in the telecommunications industry and is capable of providing management services on behalf of the Company as it seeks to development the Business; and

WHEREAS, Manager agrees to be engaged and retained by the Company upon the terms and conditions set forth herein; and

              NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

Article I — Establishment of Agency and Management Responsibility

              1.1         Exclusive Agency. The Company hereby appoints Manager and Manager hereby accepts appointment on the terms and conditions hereinafter provided as sole and exclusive management agent of the Company with respect to the Business. It is agreed that this constitutes an agency coupled with an interest.

Article II — Services to Be Performed by Manager

              2.1         Expense of the Business. Everything done by Manager under the provisions of this Agreement shall be done as the agent of the Company, and all obligations or expenses incurred hereunder shall be for the account of, on behalf of and at the expense of the Business. All payments to be made by Manager hereunder shall be reimbursed from funds deposited in an account established pursuant to Section 3.2 hereof. Manager shall not be obligated to make any advance to or for the account of the Business or to pay any sums, except out of funds held in an account maintained under Section 3.2, nor shall Manager be obligated to incur any liability or obligation for the account of the Business without assurance that the necessary funds for the discharge thereof will be provided. Nevertheless, Manager shall be reimbursed for expenses paid by it in the course of performance of its duties hereunder upon invoice.

              2.2         Business Management. Manager will supervise and direct the establishment and operation of the Business, in keeping with the objectives of the Company. In performing hereunder, Manager agrees that it shall begin to obtain purchase and sale contracts for wholesale telecommunications minutes for the Business immediately upon the mutual execution of this Agreement and shall use its commercially reasonable best efforts to obtain such purchase and sale contracts throughout the term, including any renewal term, of this Agreement. Manager hereby accepts such engagement and agrees to render such services throughout the term of this Agreement. Manager agrees that it shall be responsible for all expenses incurred in its performance hereunder. It is further agreed that Manager shall have no authority to bind the Company or the Business to any contract or obligation or to transact any business in the Company’s for the Business’ name or on behalf of the Company or the Business, in any manner, other than pursuant to this Agreement. The parties intend that Manager shall perform its services required hereunder as an independent contractor.

              2.3         Insurance. Manager shall cause to be placed and kept in force all forms of insurance required by law or needed to protect adequately the Company and Manager. All insurance coverage shall be placed with such companies, in such amounts, and with such beneficial interest appearing therein, as shall be reasonable and prudent and within the discretion of Manager. Manager shall promptly investigate and make a full and timely written report to the insurance company as to all accidents and claims for damages relating to the Company. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved. Manager is authorized to settle any and all claims against insurance companies arising out of any policies, including the execution of proofs of loss, the adjustment of losses, signing of receipts and the collection of money.

              2.4         Collection of Monies. Manager shall collect any and all monies due and owing the Business from its operations.

              2.5         Manager Disbursements. Manager shall, from the funds received by the Business, cause to be disbursed regularly and punctually (i) Manager’s compensation hereunder; (ii) the amounts reimbursable to Manager under Section 2.1; (iii) the amount of any and all taxes and other impositions levied by appropriate authorities; and (iv) amounts otherwise due and payable as operating expenses of the Business authorized to be incurred under the terms of this Agreement.

              2.6         Records; Reporting.

                            (a)          Records. All statements, receipts, invoices, checks, contracts, worksheets, financial statements, books and records, and all other instruments and documents relating to or arising from the operation or management of the Business shall be maintained by Company, and the Company and Manager shall have the right to inspect and to copy all such matters, at such party’s expense, at all reasonable times, and from time to time, during the term of this Agreement and for a reasonable time thereafter not to exceed three (3) years. Upon the termination of this Agreement, all of such books, records and other information shall belong to the Company; provided, however, that the Manager or its representatives shall have the right to inspect such books, records and other information and to make copies thereof during the three (3) year period referred to in the preceding sentence at the Company’s place of business upon reasonable advance notice to the Company.

                            (b)         Monthly Reports. On or before the 5th day following the close of each calendar month during the term of this Agreement, Manager shall render to the Company financial statements, prepared in accordance with generally accepted accounting principles, for the Business for the preceding calendar month.

                            (c)          Annual Report. Within 20 days after the end of each calendar year of operations of the Company, Manager shall deliver to the Company financial statements, prepared in accordance with generally accepted accounting principles, for the Business for the preceding calendar year.

                            (d)         Compliance with Legal Requirements. Manager shall take such action as may be necessary to comply with any and all orders or requirements affecting the Company and the Business by any foreign, federal, state, county or municipal authority having jurisdiction thereover.

Article III — Relationship of Manager to the Company

              3.1         Manager’s Compensation. Manager shall receive compensation hereunder, as follows:

                            (a)          Cash Management Fee. Manager shall be paid as and for a management fee the sum of $25,000 during the initial term, and the sum of $25,000 during any renewal term hereof, which management fee shall be payable in arrears; provided, however, that, Manager’s management fee hereunder shall be paid only from funds of the Company that constitute “net profit” of the Business. For purposes hereof, the term “net profit” shall be determined in accordance with generally accepted accounting principles. To the extent that “net profits” are inadequate to fund Manager’s management fee, such management fee shall be deferred and accrued, to be paid at such time as “net profits” provide sufficient amounts to pay Manager’s management fee.

                            (b)         Stock Management Fees. As further consideration for Manager’s executing this Agreement, UBCI shall issue to Manager, upon the mutual execution of this Agreement, 250,000 shares of UBCI’s $.001 par value common stock, which shares shall be valued at the closing price of the UBCI’s common stock, as reported by the primary trading market of the UBCI’s common stock, on the date of such mutual execution.

                            In addition, on the first day of each renewal term hereof, UBCI shall issue to Manager a number of shares of the UBCI’s common stock that shall be determined by the following formula:

On the first day of each renewal term hereof, UBCI shall determine (1) the gross revenues of the Business for the immediately preceding 30-day period (the “Business Revenues”) and (2) the average closing price of the UBCI’s common stock, as reported by the primary trading market for the UBCI’s common stock, for the thirty trading days immediately preceding the first day of the applicable renewal term (the “Applicable Stock Price”). Then, the Business Revenues shall be multiplied by one and one-half percent (1.5%), which product is referred to as the “Manager Amount”. Next, the Manager Amount shall be divided by the Applicable Stock Price, the result of which shall be the number of shares due Manager. By way of example only, and assuming Business Revenues of $2,000,000 and an Applicable Stock Price of $.10 per share, the number of shares due to Manager would be 300,000 shares [$2,000,000 multiplied by 1.5% equals $30,000; $30,000 divided by $.10 equals 300,000 shares].

              3.2         Separation of Funds. Manager shall establish, in the name of the Company, a bank account in a federally insured bank. Manager shall deposit all receipts from the Business in such bank account. Funds may be withdrawn from such bank account on the signature of Manager or a representative of the Company.

              3.3         Term. The initial term of this Agreement shall commence on the date of mutual execution of this Agreement and shall continue for a period of 30 days. This Agreement shall renew for additional thirty-day periods, provided neither party hereto submits a written notice of termination within 30 days prior to the termination of the initial term or any renewal hereof.

              3.4         No Assignment by Manager. Without the prior written consent of the Company and UBCI, Manager shall not have the right to assign, transfer or convey any of its rights, title or interest hereunder.

              3.5         Notices. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, to the parties at the following addresses:

                            If to the Company:             Attention: John L. Castiglione, 1666 Garnet Avenue, Suite 312, San Diego, California 92109.

                            If to UBCI:                        Attention: John L. Castiglione, 1666 Garnet Avenue, Suite 312, San Diego, California 92109.

                            If to Manager:                    Attention: James Balestraci, 25 Braintree Hills Office Park, Suite 200, Braintree, Massachusetts 02184.

              Any party may at any time change its address by sending written notice to the other party of the change in the manner hereinabove prescribed. Notices shall be deemed to be given on the third business day after mailing.

Article IV — Covenants

              4.1         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business therein. The Company has authority to enter into and perform this Agreement, and has the requisite power and authority to own its property and to carry on its business.

              4.2         UBCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business therein. UBCI has authority to enter into and perform this Agreement, and has the requisite power and authority to own its property and to carry on its business.

              4.3         Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Massachusetts and is qualified to do business therein. Manager has all requisite power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business. Manager understands and acknowledges that the stock of UBCI to be issued hereunder will not be registered and will, thus, constitute “restricted securities”, and that Manager is taking such stock for its own account and not with a view towards distribution.

Article V — Miscellaneous

              5.1         If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

              5.2         The failure of the Company, UBCI or Manager to seek redress for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement shall not prevent a subsequent act by the Company, UBCI or Manager, which would have originally constituted a violation of this Agreement by the Company, UBCI or Manager, from having all the force and effect of an original violation. The Company, UBCI or Manager may restrain any breach or threatened breach by the Company, UBCI or Manager of any term or condition herein contained, but the mention herein of any particular remedy shall not preclude the Company, UBCI or Manager from any other remedy one might have against the other, either at law or in equity. The failure by the Company, UBCI or Manager to insist upon the strict performance of any one of the terms or conditions of this Agreement or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that the Company, UBCI or Manager may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised by the Company, UBCI or Manager or not, shall be deemed to be in exclusion of any other right or remedy of the Company, UBCI or Manager.

              5.3         This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.

              5.4         In the event that the Company, UBCI or Manager shall fail to perform any duty or fulfill any obligation hereunder, to the material detriment of the other, the Company, UBCI or Manager, in addition to any rights or remedies available to them under law, shall have the right (but shall not be obligated) to perform any such duty or fulfill any such obligation.

              5.5         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

              5.6         Neither this Agreement nor any part hereof nor any benefit or obligation, relationship or other matter alluded to herein shall inure to the benefit of any third party, to any trustee in bankruptcy, to any assignee for the benefit of creditors, to any receiver by reason of insolvency, to any other fiduciary or officer representing a bankrupt or insolvent estate of either party, or to the creditors or claimants of such an estate. Without limiting the generality of the foregoing sentence, it is specifically understood and agreed that insolvency or bankruptcy of either the Company or Manager shall at the option of the other, void all rights of such insolvent or bankrupt party hereunder (or so many of such rights as the other party shall elect to void).

              5.7         Unless the context clearly requires otherwise, the singular number herein shall include the plural, the plural number shall include the singular, and any gender shall include all genders.

              IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

              BRITESPOT, INC.                                                       UBROADCAST, INC.

              By: /s/ JOHN L. CASTIGLIONE                                 By: /s/ JOHN L. CASTIGLIONE

                            John L. Castiglione                                                       John L. Castiglione

                            President                                                                       President

              EASTERN POINT COMMUNICATIONS, LLC

              By: /s/ JAME BALESTRACI

                            James Balestraci

                            Manager